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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cimarex Energy Co.:

        We consent to the incorporation by reference in the registration statement (No. 333-162051) on Form S-3, registration statement (333-125621) on Form S-8, and in the registration statement (No. 333-100235) on Form S-8 of Cimarex Energy Co. of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Cimarex Energy Co. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K/A of Cimarex Energy Co.

KPMG LLP

Denver, Colorado
August 16, 2011

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Consent of Independent Registered Public Accounting Firm